EXHIBIT (a)(2)

                        AGREEMENT OF SALE AND ASSIGNMENT
                    FOR UNITS OF LIMITED PARTNERSHIP INTEREST
                    IN URBAN IMPROVEMENT FUND LIMITED - 1974

   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON
            WEDNESDAY, APRIL 14, 2004, UNLESS THE OFFER IS EXTENDED.

1. Offer of Units; Agreement to Transfer. Upon the terms of and subject to the conditions set forth in this Agreement of Sale and Assignment (the "Agreement"), the undersigned Limited Partner (the "Seller") does hereby sell, assign, transfer, convey and deliver to SP Millennium L.L.C., a Washington limited liability company, or its designee ("SP Millennium" or the "Purchaser"), all of the Seller's right, title and interest in the units (the "Units") of limited partnership interests in Urban Improvement Fund Limited-1974, a California limited partnership (the "Partnership") being sold pursuant to this Agreement and indicated on the signature pages to this Agreement and the associated Offer to Purchase (the "Offer to Purchase") dated March 16, 2004, as each may be supplemented or amended, for a purchase price of $650 per Unit less the amount of any distributions declared or paid from any source by the Partnership to the Seller with respect to the Units after March 16, 2004, without regard to the record date or whether such distributions are classified as a return on, or a return of, capital.

         PAYMENT FOR UNITS BEING SOLD PURSUANT TO THIS AGREEMENT WILL BE MADE PROMPTLY FOLLOWING THE "EXPIRATION DATE" SET FORTH IN THE OFFER TO PURCHASE ACCOMPANYING THIS AGREEMENT, PROVIDED SP MILLENNIUM HAS RECEIVED AND ACCEPTED THIS AGREEMENT, PROPERLY COMPLETED AND DULY EXECUTED AND HAS RECEIVED CONFIRMATION BY THE PARTNERSHIP AND THE PARTNERSHIP'S TRANSFER AGENT THAT THE SELLER'S TRANSFER DOCUMENTS ARE PROPERTY COMPLETED AND DULY EXECUTED.

         The sale of Units pursuant to this Agreement shall include, without limitation, all rights in, and claims to, any Partnership profits and losses, cash distributions, voting rights and other benefits of any nature whatsoever, distributable or allocable to such Units under the Partnership's Agreement of Limited Partnership. Upon the execution of this Agreement by the Seller, Purchaser shall have the right to receive all benefits and cash distributions and otherwise exercise all rights of beneficial ownership of such Units. By executing this Agreement, Seller assigns to Purchaser (i) the Seller's right to pursue any legal or other action of recovery against any person or entity which might be liable in any way to the Seller as a result of his purchase or ownership of the Units (or any interest therein) being sold hereby and (ii) any existing or future rights arising from the refusal of the Partnership or its General Partner to recognize the substitution of Purchaser as a limited partner, the assignment of Seller's beneficial ownership of the Units to Purchaser, or the assignment of claims effected by clause (i) of this sentence. Any damages or recoveries resulting from such actions, whether initiated by the Purchaser or by other parties will be due and payable to the Purchaser.

2. Appointment as Attorney-In-Fact. Seller, upon execution of this Agreement, hereby irrevocably constitutes and appoints Purchaser as its true and lawful agent and attorney-in-fact with respect to the Units being sold hereby with full power of substitution. This power of attorney is an irrevocable power, coupled with an interest of the Seller to Purchaser, to (i) execute, swear to, acknowledge, and file any document relating to the assignment of the Units being sold hereby on the books of the Partnership that are maintained with respect to the Units and on the Partnership's books maintained by the General Partner of the Partnership, or amend the books and records of the Partnership as necessary or appropriate for the assignment of the Units, (ii) vote or act in such manner as any such attorney-in-fact shall, in its sole discretion, deem proper with respect to the Units being sold hereby, (iii) deliver the Units being sold hereby and transfer ownership of such Units on the books of the Partnership that are maintained with respect to the Units and on the Partnership's books, maintained by the Partnership's General Partner, (iv) endorse on the Seller's behalf any and all payments received by Purchaser from the Partnership for any period on or after March 16, 2004 which are made payable to the Seller, in favor of Purchaser, (v) execute on the Seller's behalf, any applications for transfer and any distribution agreements required by the National Association of Securities Dealers, Inc.'s Notice to Members 96-14 to give effect to the transaction contemplated by this Agreement, (vi) receive all distributions and inspect and amend the books and records of the Partnership to direct all distributions to Purchaser as of the effective date of this Agreement, (vii) request an accounting of the affairs of the Partnership, and (viii) in the event that the General Partner of the Partnership refuses to either transfer the Seller's Units to the Purchaser or to admit the Purchaser as a substitute limited partner, take legal action, as the Seller's true and lawful agent and attorney-in-fact, on behalf of the Seller, to enforce this Agreement of Sale. Purchaser shall not be required to post bond of any nature in connection with this power of attorney.

         Seller does hereby direct and instruct the Partnership and the General Partner immediately upon their receipt of this Agreement of Sale, which includes a power of attorney appointing the Purchaser as the Seller's true and lawful agent and attorney-in-fact, (i) to amend the books and records of the Partnership to change the records of the Partnership for purposes of mailing distributions with respect to the Units being sold hereby to SP Millennium L.L.C., 1201 Third Avenue, Suite 5400, Seattle, Washington 98101 and (ii) to forward all distributions and all other information relating therein to be received by Seller to SP Millennium L.L.C. to the address set forth in (i) above.

3. Representations and Warranties. The Seller hereby represents and warrants to the Purchaser that the Seller owns all of the Units being sold hereunder and has full power and authority to validly sell, assign, transfer, convey, and deliver to the Purchaser such Units, and that when any such Units are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claim.

         The Seller represents and warrants that the Seller is a "United States person" as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, or if the Seller is not a United States person, the Seller does not own beneficially or of record more than 5 percent of the outstanding Units.

         The Seller also represents and warrants that in deciding to sell the Units to the Purchaser, the Seller has not relied upon any representation or warranty made by the Purchaser or any agent of the Purchaser with respect to the value of the Units or the income tax consequences of the sale of the Units.

         The Seller understands that the Seller's transfer of Units hereby is subject to certain conditions for the benefit of Purchaser as set forth in the Offer to Purchase, and that no contract will be deemed to have arisen prior to Purchaser's written acceptance of this Agreement.

         If the Seller is more than one person, then and in such event, the obligations of the Seller under this Agreement shall be joint and several and the representations, warranties and covenants herein contained shall be deemed to be made by and binding upon each such person and his heirs, executors, administrators, successors and assigns. The representations, warranties, covenants and agreements contained in this Agreement shall survive the transfer of the Units made by this Agreement and the payment of the consideration therefor.

4. Release of General Partner. Seller does hereby release and discharge the General Partner and their officers, shareholders, employees and agents from all actions, causes of actions, claims or demands Seller has, or may have, against the General Partner that result from the General Partner's reliance on this Agreement or any of the terms and conditions contained herein. Seller agrees to indemnify and hold the Purchaser and the Partnership harmless from and against, and to reimburse the Purchaser and/or the Partnership on demand, for any damage, loss, cost or expense (including attorneys' fees and costs of investigation incurred in defending against and/or settling such damage, loss, cost or expense) reasonably incurred by the Purchaser and/or the Partnership arising out of or in connection with any misrepresentation, breach of warranty, or failure to perform or violation of any agreement or covenant on the part of the Seller under this Agreement.

5. Offer Irrevocable, Subject to Withdrawal Rights. This Agreement is irrevocable, subject only to the withdrawal rights set forth in the Offer to Purchase in the section entitled "Withdrawal Rights." All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Upon request, the Seller will execute and deliver any additional documents deemed by the Purchaser or the Partnership to be necessary or desirable to complete the assignment, transfer and purchase of such Units.

6. Payment Procedures. Upon the terms of and subject to the conditions in this Agreement and the Offer to Purchase, payment by Purchaser for the Units transferred hereby and accepted by Purchaser will be made by check, mailed to the Seller or its custodian, once (i) Purchaser receives receipt of the Partnership's confirmation that transfer of Units to Purchaser has been effected and (ii) the Units have been actually transferred to Purchaser.

7. Proration. If more than 2,000 Units are validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase), Purchaser will accept for payment and pay for only 2,000 Units on a pro rata basis (with appropriate adjustments to avoid the purchase of fractional Units) from each Seller who has validly tendered Units in the Offer based on the number of Units properly tendered by each Seller prior to the Expiration Date and not properly withdrawn. In the event that proration of tendered Units is required, Purchaser shall determine the proration factor as soon as

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

practicable following the Expiration Date. Because of the difficulty of determining the precise number of Units validly tendered and not properly withdrawn prior to the Expiration Date, Purchaser does not expect that it will be able to announce the final results of such proration until approximately five
(5) days after the Expiration Date

         If Units are validly tendered and not property withdrawn prior to the Expiration Date and the purchase of all such units would result in there being less than 300 Unit holders, Purchaser will purchase only 90% of the total number of Units so tendered by each Holder (with appropriate adjustments to avoid the purchase of fractional Units).

8. Backup Withholding Tax. The Seller hereby certifies, under penalties of perjury, that (i) the tax identification number shown on this form is the Seller's correct Taxpayer Identification Number; and (ii) Seller is not subject to backup withholding either because Seller has not been notified by the Internal Revenue Service (the "IRS") that Seller is subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified Seller that Seller is no longer subject to backup withholding.

9. FIRPTA. The Seller hereby certifies, under penalties of perjury, that the Seller, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). The Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

10. Termination. Seller may withdraw any Units being transferred pursuant to Seller's withdrawal rights (as described in the Offer to Purchase) and Purchaser may, at its sole discretion, terminate this Agreement (in whole or in part) prior to making payment for the Units in accordance with the terms and conditions of the Offer to Purchase. If Purchaser does terminate this Agreement,
(i) Purchaser shall notify Seller promptly after such termination and return the Units to Seller (or Seller's custodian), and (ii) Purchaser shall have no liability for any damages incurred by Seller as a result of such termination.

11. Governing Law; Venue; Waiver of Trial by Jury. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington. The parties agree that the proper venue for any such action shall be in the County of King, State of Washington, and the Seller hereby consents to the jurisdiction over the Seller by the state and Federal courts of or in the State of Washington, County of King, in connection with any proceeding or action brought under this Agreement. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any provisions of this Agreement in any other jurisdiction. Seller waives any claim that any court in Washington is an inconvenient forum, and waives any right to trial by jury.

12. Attorney's Fees. Should either party hereto commence any proceeding to enforce the provisions of this Agreement, then and in such event, the prevailing party in any such proceeding or action shall be entitled to reimbursement of its or his costs, including attorney's fees, incurred in the investigation and prosecution of such proceeding or action.

13. Withdrawal from Partnership. By executing this Agreement, the Seller hereby acknowledges to the General Partner that the Seller desires to assign the Units referenced herein and hereby directs the General Partner to take all such actions as are necessary to accomplish such assignment, and appoints the General Partner the agent and attorney-in-fact of the Limited Partner, to execute, swear to, acknowledge and file any document or amend the books and records of the Partnership as necessary or appropriate for the assignment or the withdrawal of the Limited Partner.

Each of the Parties hereto agrees to promptly execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement and the transaction referred to herein or reasonably requested by the other party to perfect or evidence its or his rights hereunder.

                            (Signature page follows)

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

     IN WITNESS WHEREOF, SP Millennium and the Limited Partners have executed this Agreement as of April 14, 2004.

                      **PLEASE SEE INSTRUCTIONS ON PAGE 5**

                   (PLEASE ALSO COMPLETE SUBSTITUTE FORM W-9)

(A) Number of Units Owned:______________________________________________________

(B) Number of Units to be Transferred:__________________________________________

[ ] Sell ALL OR NONE: We may prorate our purchase of your units to prevent a going-private transaction, as we describe in the Offer to Purchase. Please check this box to indicate that you do not want to sell your units if we prorate and only purchase 90% of your units.

________________________________________________________________________________
(C) Registered Name of Limited Partner(s) / Assignor(s)

________________________________________________________________________________
(D) Signature of Limited Partner(s)

(E) Capacity (full title):______________________________________________________

(F) Address (including zip code):_______________________________________________

________________________________________________________________________________

Area Code and Telephone Number:_________________________________________________

(G) Tax Identification Number or Social Security Number:________________________

(H)  Guarantee of Signature(s) (If required - see instructions)

Dated:______________________________________, 2004

Authorized Signature:___________________________________________________________

Name(s):________________________________________________________________________

Name of Firm:___________________________________________________________________

Address:________________________________________________________________________

Area Code and Telephone Number:_________________________________________________

     FINANCIAL INSTITUTIONS: PLEASE PLACE MEDALLION GUARANTEE IN SPACE BELOW

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                              Signature Page to Agreement of Sale and Assignment

          INSTRUCTIONS TO COMPLETE THE AGREEMENT OF SALE AND ASSIGNMENT
             (Forming part of the terms and conditions of the offer)

To tender your Units to the Purchaser, all Limited Partners should:

1. Complete and Sign this Agreement, following the Signature Page Instructions below;

2.       Have your signature guaranteed, see Instruction H below;

3. Return this Agreement AND your Certificate of Limited Partnership (or if you cannot find your certificate, a signed Affidavit and Indemnity Agreement, attached at the end of this Agreement) to the Purchaser at the following address:

                              SP MILLENNIUM L.L.C.
                          1201 Third Avenue, Suite 5400
                            Seattle, Washington 98101

These documents must be received by us by 5:00 P.M., EASTERN TIME, ON
APRIL 14, 2004 (or such time until which the Offer is extended) and may be sent by mail, hand delivery, or overnight courier.

                           SIGNATURE PAGE INSTRUCTIONS

LINE          HOW TO COMPLETE
----          ---------------

(A) Total number of Units you own. The number of units you own, according to the records of the partnership, can be found to the right of your name on the address label on the envelope that these documents were sent in.

(B)           Total number of Units you wish to sell to Purchaser

(C) Print the full registered name of the Limited Partner (for example, "John Smith" or "John and Mary Smith, JTWROS"). If the Units are held in partnerships, retirements accounts, trusts, or other entities, please indicate.

(D)           Signature of Person listed on line C or authorized representative.

              If any of the tendered Units are owned of record by two or more joint owners, all such owners must sign this Agreement.

              If any of the tendered Units are registered in different names, it will be necessary to complete, sign and submit as many separate Agreements. To obtain Agreements, you may either make a photocopy of this Agreement or call a representative of SP Millennium L.L.C. at 800-398-6399.

(E) If this Agreement or any stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and submit proper evidence satisfactory to Purchaser of their authority to so to act.

(F)           Limited Partner's current address and telephone number.

(G) Social Security Number or Tax ID Number of person/entity listed on Line C. Also complete the Substitute W-9.

(H) Signature Guarantee: Only required if the Limited Partner is submitting an Affidavit and Indemnity Agreement in lieu of the original Certificate of Limited Partnership OR if this Agreement is signed by the authorized representative of the Limited Partner listed on Line C. Signature must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each an "Eligible Institution").

If the space provided herein is inadequate, any required information should be listed on a separate signed schedule attached hereto.

                                Instructions to Agreement of Sale and Assignment

                        PAYER: SP Millennium L.L.C.
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               Name ______________________________________________________

               Address ___________________________________________________

               ___________________________________________________________
                  (City)          (State)                   (Zip Code)

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               Part I-TAXPAYER IDENTIFICATION            Social Security Number
               NUMBER-FOR ALL ACCOUNTS                            or
SUBSTITUTE     Enter your Taxpayer Identification        Employer Identification
Form W-9       Number in the box at right and certify            Number
Department of  by signing and dating below. For most
the Treasury   individuals and sole proprietors,         _______________________
Internal       this is your Social Security Number.
Revenue        For other entities, it is your Employer
Service        Identification Number.

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Payer's
Request for    Part II-Unless the box below is checked, you are certifying that
Taxpayer       you are not subject to backup withholding either because you: (a)
Identification are exempt from backup withholding, (b) have not been notified by
Number         the IRS that you are no longer subject to backup withholding as a
("TIN")        result of a failure to report all interest or dividends, or (c)
               have been notified by the IRS that you are no longer subject to backup withholding. [ ]
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               Part III-Please check the box below if you have applied for, and are awaiting receipt of, or intend to apply for, your taxpayer identification number. [ ]

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               CERTIFICATION -- UNDER PENALTIES OF PERJURY, I CERTIFY THAT I AM
               A UNITED STATES PERSON (INCLUDING A UNITED STATES RESIDENT ALIEN) AND THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.

               SIGNATURE ___________________________________ DATE ______________


    YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING YOUR TIN.

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             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalty of perjury that a Taxpayer Identification Number has not been issued to me, and either (1) I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a Taxpayer Identification Number within 60 days, 29% of all reportable payments made to me thereafter will be withheld until I provide a number.

SIGNATURE __________________________________________________ DATE ______________


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITH HOLDING
      OF 29% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.

                                                                  Substitute W-9

                      INSTRUCTIONS FOR SUBSTITUTE FORM W-9.

4. Each Seller is required to provide the Purchaser with a correct Taxpayer Identification Number ("TIN"), generally the Seller's Social Security Number or federal Employer Identification Number, on Substitute Form W-9 above. Failure to provide the information on the form may subject the Seller to 29% federal income tax withholding on the payment of the purchase price. If a Seller fails to provide the correct TIN to the Purchaser, such Seller may be subject to a $50 penalty imposed by the Internal Revenue Service.

5. Certain Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, the Holder must submit a Form W-8, signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 can be obtained from the Purchaser.

6. If backup withholding applies, the Purchaser is required to withhold 29% of any such payments made to the Seller or other payee. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

7. The box in Part III of the Substitute Form W-9 may be checked if the Seller has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part III is checked, the Seller or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number on the Substitute Form W-9 in order to avoid backup withholding. Notwithstanding that the box in Part III is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Purchaser will withhold 29% of all payments made prior to the time a properly certified TIN is provided to the Purchaser.

8. The Seller is required to give the Purchaser the Social Security Number or Employer Identification Number of the record owner of the Units or of the last transferee appearing on the transfers attached to, or endorsed on, the Units.

                                                  Instructions to Substitute W-9

                        AFFIDAVIT AND INDEMNITY AGREEMENT

STATE OF ___________________________    )
                                        )  SS.:
COUNTY OF __________________________    )


______________________________________________ ("Deponents") being duly sworn, depose(s) and says:

(1)      Deponent(s) are of legal age, reside at________________________________
         ________________________________________________, are entitled to the possession, and are the legal and beneficial owner(s), of __________ UNITS of URBAN IMPROVEMENT FUND LIMITED - 1974, a California limited partnership (the "Partnership"), represented by Certificate number(s)___________________ (if not known, this will be filled in from the partnership records).

(2) The Original Certificate(s) (the "Original") was acquired by Deponent(s) on or about__________________, and has been lost by Deponent(s) since that time.

(3) No Transfer Application has been signed by or on behalf of Deponent(s) with respect to the Original.

(4) Deponent(s) have made, or caused to be made, diligent search for the Original and has/have been unable to find or recover the same. Deponent(s) have not sold, assigned, pledged, transferred, deposited under any agreement, or hypothecated the Original or any interest therein, or signed any power of attorney or other authorization respecting the same which is now outstanding and in force, or otherwise disposed of the same; and no person, firm, corporation, agency or government other than Deponent(s) have or has asserted any right, title, claim, equity or interest in, to or respecting the Original or the proceeds thereof.

(5) Deponent(s) hereby requests and this Affidavit and Indemnity Agreement is made for the purpose of inducing the Partnership, its transfer agents, registrars and trustees, depositaries, redemption, fiscal and paying agents, (i) to refuse to recognize any person other than Deponent(s) as the owner(s) of the Original and to refuse to make any payment, transfer, registration, delivery or exchange called for by the Original to any person other than Deponent(s) and to refuse to take any other action pursuant to the request or demand of any person other than Deponent(s), and (ii) to issue a new or duplicate or definitive security or other instrument in substitution for the Original.

(6) If Deponent(s) should find or recover the Original, Deponent(s) will immediately surrender the same to the Partnership for cancellation without requiring any consideration therefore.

(7) Deponent(s) agree in consideration of compliance with the foregoing request, (and if more than one, jointly and severally), to indemnify and hold harmless the Partnership, any person, firm or corporation now or hereafter acting as its transfer agent, registrar, trustee, depositary, redemption, fiscal or paying agent, or in any other capacity, also any successors in any such capacities and any surety, their respective successors and assigns, hereinafter collectively called "Obligees," from and against any and all liability, loss, damage and expense in connection with, or arising out of, their compliance with the request of Deponent(s) herein set forth, and further agree to furnish to the above-described Obligees, without any expense to them, a bond of indemnity, in such form and amount as said Obligees may require, with satisfactory surety or sureties, in case this Affidavit and Indemnity Agreement should not at any time, for any reason in the opinion of said Obligees or any of them, afford sufficient protection.

Signed by Deponent(s) this _____ day of_________________________, 2004.


                                                 -------------------------------
Medallion Signature Guarantee                    Unitholder signature

                                                 -------------------------------
                                                 Print Name


                                                 -------------------------------
Medallion Signature Guarantee                    Unitholder signature

                                                 -------------------------------
                                                 Print Name